AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 31, 2008

REGISTRATION NO. ______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARTITION DESIGN, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	7372	26-0822603
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

c/o Michael Korsinsky

1880 East 12th Street

Brooklyn, NY 11229

(718) 787-1617

(Address and telephone number of Registrant's principal executive offices)

c/o Michael Korsinsky

1880 East 12th Street

Brooklyn, NY 11229

(718) 787-1617

(Name, address, including zip code, and telephone number, including area code, of agent for service)

c/o Michael Korsinsky

1880 East 12th Street

Brooklyn, NY 11229

(718) 787-1617

Copies to:

David Lubin, Esq.

David Lubin & Associates, PLLC

26 East Hawthorne Avenue

Valley Stream, NY 11580

Phone:   (516) 887-8200

Fax:       (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

i

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of common stock,
$.0001 par value	1,200,000	$.10	$120,000	$$4.72
Total	1,200,000	$.10	$120,000	$$4.72

(1) There is no current market for the securities. Solely for the purpose of calculating the registration fee pursuant to Rule 457(c) to the Securities Act of 1933, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.10 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated ______, 2008

PARTITION DESIGN, INC.

Up to a Maximum of 1,200,000 Shares of Common Stock at $0.10 Per Share

We are offering for sale a maximum of 1,200,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $.10 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.10 per share. If all 1,200,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $120,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by our officers and directors. Such persons will not be paid any commissions for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

The securities offered in this prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____________ , 2008

TABLE OF CONTENTS

PROSPECTUS SUMMARY

3

OUR COMPANY

3

OUR DIRECT PUBLIC OFFERING

3

THE OFFERING

4

SELECTED SUMMARY FINANCIAL DATA

5

BALANCE SHEET

5

RISK FACTORS

6

RISKS RELATING TO OUR COMPANY

6

PERCENT OF NET PROCEEDS RECEIVED (1)

14

DETERMINATION OF OFFERING PRICE

15

DILUTION

15

OUR BUSINESS

16

TRANSFER AGENT

19

RESEARCH AND DEVELOPMENT

19

DESCRIPTION OF PROPERTY

19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

19

PLAN OF OPERATION

20

GENERAL WORKING CAPITAL

20

OTHER

20

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

21

OFF-BALANCE SHEET ARRANGEMENTS

22

INFLATION

22

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

22

MARKET INFORMATION

22

SECURITY HOLDERS

22

DIVIDEND POLICY

22

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

23

DIRECTORS AND EXECUTIVE OFFICERS

23

AUDIT COMMITTEE AND EXPERT

23

CODE OF ETHICS

23

POTENTIAL CONFLICTS OF INTEREST

23

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

24

SUMMARY COMPENSATION

24

OUTSTANDING EQUITY AWARDS

24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

24

DESCRIPTION OF SECURITIES

25

OUR COMMON STOCK

25

OUR PREFERRED STOCK

25

PLAN OF DISTRIBUTION

26

OFFERING PERIOD AND EXPIRATION DATE

27

PROCEDURES FOR SUBSCRIBING

27

RIGHT TO REJECT SUBSCRIPTIONS

27

UNDERWRITERS

27

REGULATION M

27

SECTION 15(G) OF THE EXCHANGE ACT

27

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

28

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

28

LEGAL MATTERS

28

EXPERTS

28

INTEREST OF NAMED EXPERTS AND COUNSEL

29

AVAILABLE INFORMATION

29

PART II

41

INFORMATION NOT REQUIRED IN PROSPECTUS

41

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to Partition Design, Inc., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY

We are a development stage company which was established to develop and commercialize electronic design automation (“EDA”) tools that are used by design engineers to automate and accelerate the design and verification of integrated circuits (“ICs”) and electronic systems.  On August 30, 2007, we acquired from Blink Simulation, Inc., a patent application covering certain advances in EDA systems (Patent Application Number: 11/840,175), in exchange for $5,000. We do not yet have a working prototype of our EDA tools, but plan on creating one and then work to develop and manufacture the product based on the technological advances covered by the patent application, and/or license the manufacturing and/or the related selling rights.

Partition Design, Inc. was incorporated under the laws of the State of Delaware on August 21, 2007. We currently have no employees other than our chief executive officer and secretary who is our only board member. Our principal offices are located at 1880 East 12th Street, Brooklyn, New York 11229. Our telephone number is (718) 787-1617.  Our registered office in Delaware is located at 3500 S. Dupont Highway, Dover, Delaware 19901 and our registered agent is W/K Incorporating Services, Inc.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale, and we do not have a valid working prototype of our proposed product.

OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 1,200,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.10 per share. If all of the shares offered by us are purchased, the proceeds before deducting expenses of the offering will be up to $120,000. The expenses associated with this offering are estimated to be $17,505 or approximately 14.6% of the gross proceeds of $120,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then accordingly, the percentage of offering expenses to gross proceeds will be higher, and lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

THE OFFERING

Total shares of common stock outstanding prior to the offering	2,500,000 shares

Shares of common stock being offered by us	1,200,000 shares

Total shares of common stock outstanding after the offering	3,700,000 shares

Gross proceeds:

Gross proceeds from the sale of up to 1,200,000 shares of our common stock will be $120,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to develop a valid prototype of the device and attempt to bring our product to market.

Risk Factors

There are substantial risk factors involved in investing in our company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors".

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating data and balance sheet data as of the period indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our financial statements and notes thereto included elsewhere in this prospectus.

FOR THE PERIOD FROM August 21, 2007 (inception ) THROUGH December 31, 2007
STATEMENT OF OPERATIONS
Revenues	$0
Net Loss	$18,017
Net Loss per Common Share - Basic and Diluted	$(0.01)
Weighted Average Common Share Outstanding – Basic and Diluted	2,500,000

BALANCE SHEET

As of December 31, 2007

Working Capital	$(7,017)

Total Assets	$5,485

Stockholders’ Deficit	$(7,017)

Capitalization:

Stockholders’ Equity
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, none issued and outstanding	$0
Common Stock, $0.0001 par value: 99,000,000 shares authorized 2,500,000 shares issued and outstanding	$250
Additional Paid in Capital	$10,750
Deficit accumulated during the development stage	$(18,017)
Total Stockholders’ Deficit	$(7,017)

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were incorporated on August 21, 2007, for the purpose of engaging in the development, manufacture, and sale of EDA tools. Our operations to date have been focused on organizational, start-up, and fund-raising activities. We have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development of valid prototypes of our EDA tools, which itself is subject to numerous risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the electrical component industry, and our Company is a highly speculative venture involving significant financial risk.

We expect to incur operating losses in the next twelve months because we have no plan to generate revenue unless and until we successfully develop valid prototypes of our EDA tools.

We have never generated revenues. We intend to engage in the development, manufacture and distribution of EDA tools. We own a pending patent covering certain advances in EDA systems. However, our EDA tools are not available for sale. We plan on developing valid workable prototypes which can then be used to develop and manufacture the actual products. We will rely on third parties to develop any valid workable prototypes and to work with us to manufacture the products. We expect to incur operating losses over the next twelve months because we have no plan to generate revenue unless and until we are successful in developing valid workable prototypes of our EDA tools. We cannot guarantee that we will ever be successful in developing valid workable prototypes or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund administrative expenses or our proposed research and development program for the next twelve months. We anticipate that we will require substantial additional capital upon the development of valid prototype products and operations for the next twelve months. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our business plans which could cause the company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We have not yet established an ongoing source of revenues.  Furthermore, we anticipate generating losses for the next 12 months.  These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period August 21, 2007 (inception) to December 31, 2007.  Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues.  If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing valid workable prototypes of our products and thereafter making them available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

As a development stage company, we may experience substantial cost overruns in developing and marketing our products, and we may not have sufficient capital to successfully complete the development and marketing of our EDA tools.

The commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the products through prominent marketing channels and / or other methods of promotion. We may experience substantial cost overruns in developing and marketing our products, and may not have sufficient capital to successfully complete our project. We may not be able to develop or market our products because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors.

We are completely dependent on the services of our president Michael Korsinsky. If we should lose his services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue with our business model.

The Company’s operations and business strategy are completely dependent upon the knowledge and business contacts of Michael Korsinsky, our president and chief executive officer.   He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.  We will fail without Mr. Korsinsky or an appropriate replacement(s). We intend to acquire key-man life insurance on the life of Mr. Korsinsky naming us as the beneficiary when and if we obtain the resources to do so and Mr. Korsinsky remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

The ability of our officer to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own approximately 67.6% of our outstanding common stock assuming sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

Our Certificate of incorporation provides for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

The Company’s ability to protect its patents and other proprietary rights is uncertain, exposing it to the possible loss of competitive advantage.

While the Company has no issued patents, we have purchased rights to one pending patent and we may continue to file additional patent applications. We expect to implement an active program to protect our proprietary technology but there can be no assurance that:

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any current or future U.S. or foreign patent applications would be approved;

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these issued patents will protect our intellectual property and not be challenged by third parties;

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the validity of our patents will be upheld;

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our patents will not be declared unenforceable;

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the patents of others will not have an adverse effect on our ability to do business; or

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others will not independently develop similar or competing technology or design around any patents that may be issued to us.

If any of the above were to occur, the patents held by or licensed to us may not afford us any meaningful competitive advantage. If we are unable to derive value from our licensed or owned intellectual property, the value of your investment in the Company may decline.

Technological change and development of new products may render our EDA tools obsolete or diminish our ability to compete which could have a material adverse effect on the our business, financial condition and results of operations.

The complexity of ICs and printed circuit boards continues to rapidly increase. In response to this increasing complexity, new design tools and methodologies must be invented or acquired quickly to remain competitive.  Because of rapid technological changes in the EDA industry, the Company's future revenues will depend on its ability to develop or acquire new products and enhance its existing products on a timely basis to keep pace with innovations in IC technology and to support a range of changing computer software and hardware platforms and customer preferences.  If we fail to quickly respond to new technological developments, our products could become obsolete or uncompetitive, which could materially adversely impact our business.

Failure of the Company's products to keep pace with changes in manufacturing technology or  processes and changing software and hardware platforms and customer preferences could render the Company's software tools obsolete which could have a material adverse effect on the Company's business, financial condition and results of operations.

We are subject to the cyclical nature of the integrated circuit and electronics systems industries and any future downturn in these industries may harm our future revenue.

Purchases of EDA tools products are highly dependent upon new design projects initiated by integrated circuit manufacturers and electronics systems companies. The integrated circuit industry is highly cyclical and is subject to constant and rapid technological change, rapid product obsolescence, price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand. The integrated circuit and electronics systems industries have experienced significant downturns, often connected with, or in anticipation of, maturing product cycles of both companies in these industries and their customers’ products and a decline in general economic conditions. These downturns have caused diminished product demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices.  Any economic downturn in the industries we serve could harm our business, operating results or financial condition.

The lengthy sales cycle for our products and services and delay in customer consummation of projects makes the timing of our revenue difficult to predict and may cause our operating results to fluctuate unexpectedly.

We expect to have a lengthy sales cycle that generally extends between three and nine months. The complexity and expense associated with our planned products and services generally require a lengthy customer evaluation and approval process. Consequently, we may incur substantial expenses and devote significant management effort and expense to develop potential relationships that do not result in agreements or revenues and may prevent us from pursuing other opportunities.

In addition, sales of our products and services may be delayed if customers delay approval or commencement of projects because of customers’ budgetary constraints, internal acceptance review procedures, timing of budget cycles or timing of competitive evaluation processes.  These factors may cause our operating results to fluctuate unexpectedly.

The competition in the EDA industry is substantial and we may not be able to successfully compete in the EDA industry.

Competition in the EDA market is intense. We compete with companies that have substantially greater financial, marketing and technological resources than ours, including Cadence Design Systems, Inc., Mentor Graphics and Synopsys, Inc.  The significant resources of these large companies enable them to penetrate more easily the market niches in which we compete because they can better absorb short-term losses associated with significant discounts to customers.  We also compete with numerous smaller companies, a number of which have combined with other EDA companies. We also compete with manufacturers of electronic devices that have developed, or have the capability to develop, their own EDA products internally.  The intense competition is likely to result in, among other things, price reductions, longer selling cycles, lower product margins, loss of market share and additional working capital requirements.

We cannot assure you that we will be able to compete successfully in the EDA industry. Our success will depend upon our ability to acquire or develop and market products that are innovative and cost-competitive and that meet customer expectations.  If we fail to compete successfully in our industries, it could seriously harm our business, operating results or financial condition.

Our failure to attract and retain key employees may make us less competitive and may harm our business.

Our business depends on our ability to attract and retain employees with the technical expertise needed to develop the Company’s EDA products.   Our inability to attract or retain qualified personnel could delay the development and introduction of, and negatively impact our ability to sell, our products.

We could lose key technology or suffer serious harm to our business because of the infringement of intellectual property rights by or against us.

There are numerous patents held by our competitors in the EDA industry and new patents are being issued at a rapid rate. It is not always economically practicable or possible to determine in advance whether a product or any of its components infringes the patent rights of others. As a result, from time to time, we may be forced to respond to, or prosecute, intellectual property infringement claims to protect our rights or defend a customer’s rights. These claims, regardless of merit, could consume valuable management time, which could result in costly litigation and cause product shipment delays, all of which could materially adversely affect us. In settling these claims, we may be required to enter into royalty or licensing agreements with the third parties claiming infringement. These royalty or licensing agreements, if available, may not have terms acceptable to us. Any potential intellectual property litigation could force us to do one or more of the following:

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pay damages to the party claiming infringement;

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stop licensing, or providing services that use, the challenged intellectual property;

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obtain a license from the owner of the infringed intellectual property to sell or use the relevant technology, which license may not be available on reasonable terms; or

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redesign the challenged technology, which could be time-consuming and costly.

  If we were forced to take any of these actions, our business or results of operation could be adversely affected.

We could become involved in future litigation proceedings that could become costly, result in the diversion of management’s time and attention and adversely affect our business.

 We cannot assure you that future legal proceedings, claims, and other litigation matters arising out of the ordinary course of business will not occur. Any future legal proceeding may result in monetary damages, injunctions against future product sales, substantial unanticipated legal costs and divert the efforts of management personnel, any and all of which could harm our financial position and results of operations.

Errors or defects in our products and services could expose us to liability and harm our reputation.

It is expected that our customers will use our planned products and services in designing and developing products that involve a high degree of technological complexity and have unique specifications. Because of the complexity of the systems and products with which we work, some of our planned products and designs can be adequately tested only when put to full use in the marketplace. As a result, our customers or their end users may discover errors or defects in our software the systems we design, or the products or systems incorporating our designs and intellectual property may not operate as expected. Errors or defects could result in:

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loss of current customers and loss of, or delay in, revenue and loss of market share;

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failure to attract new customers or achieve market acceptance;

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diversion of development resources to resolve the problems resulting from errors or defects;

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increased service costs; and

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liability for damages

We may make acquisitions that prove unsuccessful or strain or divert our resources.

As a part of our growth strategy, we may consider acquisitions of other companies in our industry that could complement our business, including the acquisition of entities in diverse geographic regions and entities offering greater access to businesses and markets that we do not currently serve.  We may not be able to successfully acquire other businesses or, if we do, we may not be able to successfully integrate these businesses with our own, which may result in our inability to maintain our goals, objectives, standards, controls, or policies. In addition, through acquisitions, we may enter markets in which we have limited or no experience. The occurrence of one or more of these events may place additional constraints on our resources such as diverting the attention of our management from other business concerns which can materially adversely affect our operations and financial condition. Moreover, any acquisition may result in a potentially dilutive issuance of equity securities, incurrence of additional debt and amortization of identifiable intangible assets, all of which could adversely affect our profitability.

RISK FACTORS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 99,000,000 shares of common stock, par value $.0001 per share and 1,000,000 shares of preferred stock, par value $.0001 per share. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

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Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

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Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a Registration Statement with the US Securities and Exchange Commission (“SEC”). We have not determined whether or when we will file a Registration Statement. There can be no assurances as to whether, subsequent to registration with the SEC:

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any market for our shares will develop;

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the prices at which our common stock will trade; or

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the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of The Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the Securities and Exchange Commission adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes, will be effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above , there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months , if the Company has filed its required reports..  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 1,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because we only have one non-independent director, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

USE OF PROCEEDS

The net proceeds to us from the sale of up 1,200,000 shares offered at a public offering price of $0.10 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $17,500 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED (1)

	40%	70%	100%
Shares Sold	480,000	840,000	1,200,000
Gross Proceeds	$48,000	$84,000	$120,000
Less Offering expenses	$(17,500)	$(17,500)	$(17,500)
Net Offering Proceeds	$30,500	$66,500	$102,500

(1)  The offering scenarios presented above are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

The Use of proceeds set forth below in this illustrative example sets forth how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	40%	70%	100%
Working capital	$10,000	$20,000	$30,000
Prototype development costs	$18,000	$36,500	$55,000
Sales and marketing	$2,500	$10,000	$17,500
Total	$30,500	$66,500	$102,500

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value as of December 31, 2007 was $(7,017) or $  (0.00) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2007, as adjusted to give effect to the receipt of net proceeds from the sale of 1,200,000 shares of common stock for $0.10, which represents net proceeds after deducting estimated offering expenses of $17,500. This represents an immediate increase of $0.03 per share to existing stockholders and an immediate and substantial dilution of $0.07 per share, or approximately 70%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of December 31, 2007, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.10 per share of common stock.

	Shares

	Number	Percent	Amount
Existing Shareholders	2,500,000	67.6%	$11,000
New Investors	1,200,000	32.4%	$120,000
Total	3,700,000	100%	$131,000

OUR BUSINESS

Partition Design, Inc. is a Delaware corporation established to develop and commercialize electronic design automation (“EDA”) tools that are used by design engineers to automate and accelerate the design and verification of integrated circuits (“ICs”) and electronic systems. EDA tools are used to automate the design and develop of a wide range of electronic circuits and systems, including semiconductors, computer systems and peripherals, telecommunications and networking equipment, mobile/wireless devices, automotive components, consumer products and other advanced electronics.  We expect that our initial product will be an EDA tool for design architects and engineers that will improve the speed and performance of the simulation of large electronic circuit designs.   Because the simulation of complex electronic circuits is an integral step in the design and manufacture of ICs, improved simulation performance will help reduce the cost of bringing new and complex ICs to market. On August 30, 2007, a patent application covering certain advances in EDA systems was assigned to us by Blink Simulation, Inc., which in turn acquired the invention by assignment from the inventor, Dr. Alexander Miczo.  We expect that our initial product will be based on the technological advances covered by the patent application.

Dr. Miczo’s invention (the “Invention”) relates to an improvement in EDA systems used for designing complex integrated circuits and, more specifically, to a method of partitioning large electronic integrated circuit designs into an optimal group of subsets for the purpose of improving the simulation performance and speed of the overall integrated circuit.  Current methods of partitioning a large circuit design require substantial manual effort by skilled circuit designers and are generally incapable of delivering meaningful simulation speed improvements or place severe limitations on the nature of the input design.  A problem inherent in simulating a large circuit design by partitioning the overall design into a number of subsets and executing the simulation on many networked computers is that each subset in the simulation is generally dependent on the outputs of other subsets and the various subsets in the simulation must communicate with each other in order to operate properly.  The overhead that results from these communications between the individual subsets, however, substantially degrades overall simulation performance of the integrated circuit. The Invention includes novel methods of partitioning large digital circuit designs, such as application specific integrated circuits (ASICs) and systems-on-chip (SOC) that minimizes and controls the communications between subsets for achieving reduced simulation times and improved simulation performance.

We believe that this patent-pending technology will enable us to make EDA tools that significantly improve circuit simulation speed and performance thereby reducing the overall costs of designing complex integrated circuits.  Our implementation of the patent-pending technology is still in the very early stages and we do not know if, or when, a commercially viable product will be ready for distribution.  Our goal is to develop a suite of EDA tools based on the patent-pending technology and license these tools to companies that design complex electronic circuits.

Industry Overview

EDA is the category of tools for designing and producing electronic systems ranging from printed circuit boards (PCBs) to integrated circuits. EDA for electronics has rapidly increased in importance with the continuous scaling of semiconductor technology.  Some users are foundry operators, who operate semiconductor fabrication facilities and design-service companies who use EDA tools to evaluate an incoming design for manufacturing readiness.

The electrical design process involves describing the behavioral, functional and structural attributes of an IC or electronic system. This process involves creating a design description, simulating the design to identify electrical defects and refining the description to meet predetermined design specifications. The first step in the electrical design process is the creation of the design description. To handle the complexity of large designs, design engineers use a variety of techniques, including block diagrams, equations or a special design description language referred to as a Hardware Description Language (“HDL”).

Before an IC or PCB can be manufactured, high level design descriptions must be detailed into a structural design in which the engineer specifically defines components, their interconnections and associated physical properties. Structural designs may be created manually or generated using an automated process called logic synthesis. In structural design, critical design time can be saved by selecting components from an electronic library and including them in the design, rather than recreating symbols and data for each design. A database containing the design’s electrical characteristics, interconnections and specific design rules is automatically created and used as the foundation for subsequent design steps.

Throughout the electrical design process, engineers simulate their electronic designs in software to identify design errors before the design is committed to the manufacturing process. In addition, software simulations can be performed at different levels of design abstraction and with mixed levels of abstraction thereby enabling electronics designers to quickly explore design alternatives. This enables designers to verify the conceptual, structural and performance aspects of the design.

When the design is determined to be functionally correct, the designer generates a non-graphical description called a netlist that contains the details of the circuit design including the individual components used in the design and the interconnections between components. The netlist then becomes the blueprint for the physical design. Once a netlist is generated, the physical design team designs the over circuit layout, including the placement of the individual components and associated interconnections between the components on the target substrate, that will yield the optimum combination of performance, size and cost. Once this process is completed, various physical verification tools are used to provide a final check of the design implementation before the integrated circuit is released to manufacturing.

Accuracy in this process is essential in avoiding costly production runs of faulty parts.  Surveys have shown that the average IC design requires 2.2 mask set iterations (“spins”) with the majority of these spins due to functional logic and/or timing errors.  Any increase in the number of spins is very costly due to the expense of performing the mask set itself as well as the increased delay in bringing the product to market.

To reduce the number of spins caused by design errors, all digital integrated circuits are simulated before fabrication.  Simulations, however, take time to complete which increases dramatically as the size of the circuit design increases.  Thus, designers have to balance the delays associated with performing additional simulations against the costs associated with performing additional spins.  EDA tools that reduce simulation times would therefore reduce the overall costs of IC design.

Our Solution

We expect that the Company’s initial EDA tool, code-named Gazelle, will provide faster simulation times thereby enabling IC designers to reduce the overall cost of complex IC designs.  Gazelle achieves faster simulation times by first partitioning the overall circuit design into an optimized group of subset circuits in which the communications between subsets that is required in order to simulate any particular subset is minimized.  After partitioning the circuit into subsets, each of the subsets is individually simulated on a separate computer running simulator software. The computers running the individual simulations are connected in a network cluster so that each subset simulation transmits/receives to/from the other subsets the logical inputs needed to perform each subset simulation. The results from the individual simulations are then collected, merged and then presented as if the process had occurred on a single simulator running on a single computer.  Thus, by partitioning the overall circuit into an optimized group of subsets and performing the simulation using cluster computing technology, communications between subsets are reduced and overall simulation speed and performance is increased.

The basic architecture of Gazelle is illustrated in the following diagram:

Gazelle interfaces to each of the subset simulators using the industry standard Verilog Procedural Interface as defined by the IEEE. Structurally, Gazelle will consist of a software component and a hardware component.  The software component will include a Cluster Partitioner Compiler (“CPC”) that analyzes a digital circuit design using the Verilog hardware description language and then partitions the circuit into optimized subsets.  The output of the CPC consists of the partitioned Verilog files for executing on each server in the cluster.  The software component also includes a module called a Cluster Communications Manager (“CCM”) that manages the communications between the simulators executing on each of the servers contained in the cluster.  The hardware component will consist of high performance servers running the Linux operating systems which supports available Verilog simulators and which also serves to reduce overall system cost.

Sales and Marketing

Once we have completed development of Gazelle, we plan to license Gazelle and sell related services directly to companies that design and/or fabricate digital integrated circuits.  Our service offerings will include EDA tool installation and training as well as ongoing maintenance and support services.  Because Gazelle’s architecture is based on using clusters of low-cost server computers, we expect to be able to provide our customers with improved simulations speeds at lower costs than competing products.

COMPETITION

The Company operates in the highly competitive EDA industry, which continues to be characterized by falling prices, rapid technological change and new market entrants. The Company's success is dependent upon its ability to develop innovative, cost-competitive EDA software products and services, and to bring them to market in a timely manner. The Company competes with other companies, including Cadence Design Systems, Inc., Mentor Graphics and Synopsys, Inc. that sell one or more competing EDA products.   The Company's competitors may have substantially greater financial, marketing and technological resources than the Company. There can be no assurance that the Company will be able to compete successfully.

Because the EDA industry is labor-intensive rather than capital-intensive, the number of the Company's actual and potential competitors is significant. A potential competitor who possesses the necessary knowledge of electronic circuit and systems design, production and operation could develop competitive EDA tools using a moderately priced computer equipment and bring such tools to market quickly. There can be no assurance that development of competitive products will not result in a shift of customer preferences away from the Company’s products resulting in a significant decrease in the sales of the Company’s comparable products which could materially adversely affect the Company’s business, financial condition and results of operations. If the Company is unable to compete successfully against current and future competitors, the Company's business, financial condition and results of operations will be materially adversely affected.

Intense competition in the EDA industry has lowered prices and there can be no assurance that the Company will not be required to discount its EDA product prices in the future. Any such discount could have a negative effect on the profit margins of the discounted product and could have a material adverse effect on the Company's business, financial condition and results of operation.

Employees

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical are currently being provided by Michael Korsinsky, our president and chief executive officer.

Patents and Licenses

The Company owns a United States patent application covering the technology underlying EDA products.  The Company may also file additional patent applications in the future.  While the Company believes the pending application relates to patentable subject matter, there can be no assurance that any patent will be issued or that any patent can be successfully defended.

TRANSFER AGENT

The transfer agent for our common stock is Action Stock Transfer Corp. 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121. Its telephone number is (801) 274-1088.

RESEARCH AND DEVELOPMENT

We are not currently conducting any research and development activities. If we are able to raise funds in this offering, we may retain one or more third parties to conduct research concerning our EDA Tools and to develop a prototype model. We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering.

DESCRIPTION OF PROPERTY

The Company’s office is located at the residence of Michael Korsinsky, our President, Chief Executive Officer and Director. Mr. Korsinsky provides such office to the Company at no charge. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

PLAN OF OPERATION

We were incorporated in August 2007 in the State of Delaware. We have commenced limited business operations but have not yet realized any income. We are a development stage company in the very early stages of our research and development activities and do not anticipate receiving revenue until we complete product development.  Once the development of our EDA product is completed, we plan on generating revenues by licensing our product and selling related services directly to companies that design and/or fabricate digital integrated circuits.  There can be no assurance that we will ever receive revenues or reach profitability.

Over the next twelve months, we intend on developing our first EDA product that will provide IC designers with a system that produces faster circuit simulation times complex IC designs.  We are in the process of formulating a development strategy and constructing a development team.  We anticipate that we will require a team of two engineers to develop a prototype product and provide other technical advice.  We have not yet secured the services of such engineers.

If less than $120,000 is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not have any plans, arrangements, or agreements to sell or merge our Company.

 Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

GENERAL WORKING CAPITAL

We may be wrong in our above estimates of funds required in order to proceed with developing a prototype and general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise at least $120,000 from our offering we will not have sufficient funds to develop a prototype. If we are unable to raise funds, we may attempt to sell the company or file for bankruptcy. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8760 on December 15, 2006. Commencing with its annual report for the fiscal year ending June 30, 2008, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R) (“SFAS No. 158”).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this new pronouncement will have any material impact on its financial statements since the Company does not have any defined benefit or other postretirement plans.

In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities – Including An Amendment of FASB Statement No. 115," (“SFAS No. 159”) which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

The Financial Accounting Standards Board, the Emerging Issues Task Force and the Securities and Exchange Commission have issued certain other accounting pronouncements and regulations as of December 20, 2007 that will become effective in subsequent periods. However, we do not believe that any of those pronouncements would have significantly affected our financial accounting measurements or disclosures had they been in effect during 2007, and we do not believe that any of those pronouncements will have a significant impact on our financial statements at the time they become effective.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

SECURITY HOLDERS

As of December 31, 2007, there were 2,500,000 shares of common stock issued and outstanding, which were held by 1 stockholder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the members of our board of directors and its executive officers as of December 31, 2007.

Name	Age	Positions and Offices Held
Michael Korsinsky 1880 East 12th Street Brooklyn, New York 11229	31	President, Chief Executive Officer , Chief Financial Officer & Director

Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Michael Korsinsky has been our Chief Executive Officer and director since our inception on August 21, 2007.  Mr. Korsinsky graduated summa cum laude in 1996 from Brooklyn College of the City University of New York earning a Bachelor of Science degree. In 2000, he earned a law degree, graduating magna cum laude, from Brooklyn Law School. Mr. Korsinsky operates a law practice that specializes in commercial contract disputes and real estate.

Our directors/officer is not a director in any other U.S. reporting companies. Our director/officer has not been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which the Company’s officer/director, or any associate of any such officer/director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

AUDIT COMMITTEE AND EXPERT

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or director at will. The policy of having no committee will change if the constitution of one such becomes necessary as a result of growth of the company or as mandated by public policy.

CODE OF ETHICS

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers however the company plans to implement such a code in the first quarter of 2008.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

Since our incorporation on August 21, 2007, we have not paid any compensation to our sole director and executive officer in consideration for his services rendered to our Company in his capacity as such. We have no employment agreement with our sole director and executive officer. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans.

Since our incorporation on August 21, 2007, no stock options or stock appreciation rights were granted to our sole director or executive officer and our sole director or executive officer has not exercised any stock options or stock appreciation rights, and does not hold any unexercised stock options. We have no long-term incentive plans.

OUTSTANDING EQUITY AWARDS

Our sole director or executive officer does not hold any unexercised options, stock that had not vested, or equity incentive plan awards.

COMPENSATION OF DIRECTORS

 Since our incorporation on August 21, 2007, no compensation has been paid to our director in consideration for his services rendered in his capacity as director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholder or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

The Company has been provided office space by its President and Chief Executive Officer for all periods presented. There is no charge to the Company for the space.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our directors and executive officers and (c) all current directors and executive officers as a group. The following table is based upon an aggregate of 2,500,000 shares of our common stock outstanding as of January 30, 2008. Unless otherwise indicated, the address of each person listed c/o Partition Design, Inc., 1880 East 12 Street, Brooklyn, New York 11229.

Name and Address of Beneficial Owner	Number of Shares of CommonStock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)
Michael Korsinsky	2,500,000	100%

All shareholders, and/or directors and/or executive officers as a group (1 person)	2,500,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person

 LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

OUR COMMON STOCK

We are authorized to issue 99,000,000 shares of our Common Stock, $0.0001 par value, of which, as of January 30, 2008, 2,500,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

OUR PREFERRED STOCK

 We are authorized to issue 1,000,000 shares of preferred stock, none of which are outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock.  As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue 1,000,000 shares of preferred stock in order to raise capital for our operation, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 1,200,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $.10 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.10 per share. If all 1,200,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $.10 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares, registered hereunder, may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Michael Korsinsky who is our sole officer and director. Mr. Korsinsky will receive no commission from the sale of any shares. Mr. Korsinsky will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

 The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

 The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

 The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Michael Korsinsky is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.

execute and deliver a subscription agreement

2.

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Partition Design, Inc."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

UNDERWRITERS

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this SB-2 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

REGULATION M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

 Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Li & Company PC is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our directors, or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by David Lubin & Associates, PLLC.

EXPERTS

Our financial statements as of December 31 2007 and for the period then ended and cumulative from inception, August 21, 2007, appearing in this prospectus and registration statement have been audited by Li & Company, PC an independent registered public accounting firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Partition Design, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We furnish our stockholders with annual reports containing audited financial statements.

PARTITION DESIGN, INC.

(A DEVELOPMENT STAGE COMPANY)

December 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Partition Design, Inc.

(A development stage company)

Brooklyn, New York

We have audited the accompanying balance sheet of Partition Design, Inc. (a development stage company) (the “Company”) as of December 31, 2007 and the related statement of operations, stockholder’s deficit and cash flows for the period from August 21, 2007 (inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and the results of its operations and its cash flows for the period from August 21, 2007 (inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a negative working capital and a deficit accumulated during the development stage at December 31, 2007 and had a net loss and cash used in operations for the period from August 21, 2007 (inception) through December 31, 2007, with no revenues during the period. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

January 18, 2008

PARTITION DESIGN, INC.

(A Development Stage Company)

Balance Sheet

December 31, 2007

ASSETS

Current Assets:
Cash	$485
Prepaid expense	5,000
Total current assets	5,485

TOTAL ASSETS	$5,485

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities:
Accounts payable	$1,377
Accrued expenses	11,125
Total current liabilities	12,502

Stockholder’s Deficit:
Preferred stock: $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding
Common stock: $0.0001 par value; 99,000,000 shares authorized; 2,500,000 shares issued and outstanding	250
Additional paid-in capital	10,750
Deficit accumulated during the development stage	(18,017)
Total stockholder’s deficit	(7,017)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$5,485

PARTITION DESIGN, INC.

(A Development Stage Company)

Statement of Operations

For the Period from August 21, 2007 (Inception) through December 31, 2007

Operating Expenses:
Professional fees	$16,625
General and administrative expenses	1,392
Total operating expenses	18,017

Loss before income taxes	(18,017)

Provision for income taxes	-

Net loss	$(18,017)

Net loss per common share - basic and diluted	$(0.01)

Weighted average number of common shares outstanding – basic and diluted	2,500,000

See accompanying notes to the financial statements

PARTITION DESIGN, INC.

 (A Development Stage Company)

Statement of Stockholder’s Deficit

For the Period from August 21, 2007 (Inception) through December 31, 2007

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total
Balance, August 21, 2007 (inception)	2,500,000	$250	$10,750	$-	$11,000

Net loss				(18,017)	(18,017)

Balance, September 30, 2007	2,500,000	$250	$10,750	$(18,017)	$(7,017)

See accompanying notes to the financial statements.

PARTITION DESIGN, INC.

 (A Development Stage Company)

Statement of Cash Flows

For the Period from August 21, 2007 (Inception) through December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,017)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accounts payable	1,377
Increase in accrued expenses	11,125
Net Cash Used in Operating Activities	(5,515)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of patent application	5,000
Net Cash Used in Investing Activities	5,000

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	11,000
Net Cash Provided by Financing Activities	11,000

NET INCREASE IN CASH	485

CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$485

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES
Cash Paid For:
Interest	$-
Income taxes	$-

See accompanying notes to the financial statements

PARTITION DESIGN, INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

December 31, 2007

NOTE 1 - ORGANIZATION AND OPERATIONS

Partition Design, Inc. (a development stage company) (“Partition” or the “Company”) was incorporated on August 21, 2007 under the laws of the State of Delaware. A substantial portion of Partition’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace and the Company has not generated any revenue to date. Partition plans to develop and commercialize electronic design automation (“EDA”) tools that are used by design engineers to automate and accelerate the design and verification of integrated circuits (“ICs”) and electronic systems.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7 “Accounting and Reporting by Development Stage Enterprises” (“SFAS No. 7”). The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about Fair Value of Financial Instruments” (“SFAS No. 107”) for its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments and market rates of interest.

Revenue recognition

The Company’s revenues will be derived principally from the sale of an EDA tool for design architects and engineers that will improve the speed and performance of the simulation of large electronic circuit designs. The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the product has been shipped, the sales price is fixed or determinable, and collectability is reasonably assured.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”).  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of December 31, 2007.

Recent issued accounting pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8760 on December 15, 2006. Commencing with its annual report for the fiscal year ending December 31, 2008, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

·	of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

·	of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

·	of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

On September 15, 2006, the FASB issued FASB Statement No. 157 “Fair Value Measurements” (“SFAS No. 157”).  SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 is effective as of the beginning of the first fiscal year beginning after November 15, 2007.  The

Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

In September 2006, FASB issued FASB Statement No. 158 “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No 87, 88, 106 and 132(R)” (“SFAS No. 158”).  SFAS No. 158 requires the recognition of the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in the statement of financial position and the recognition of changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 also requires the measurement of the funded status of a plan as of the date of the year-end statement of financial position. SFAS No. 158 is effective as of the end of the fiscal year ending after December 15, 2006 for an employer with publicly traded equity securities. The Company does not anticipate that the adoption of this statement will have any material effect on the Company’s financial condition and results of operations since the Company does not have any defined benefit or other postretirement plans.

On February 15, 2007, the FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – DEVELOPMENT STAGE ACTIVITIES AND GOING CONCERN

The Company is currently in the development stage. The Company intends to sell an EDA tool for design architects and engineers that will improve the speed and performance of the simulation of large electronic circuit designs; however, the Company has not yet manufactured the tools or begun operations.  Its activities as of December 31, 2007 have been organizational and developmental (pre-operational).

As reflected in the accompanying financial statements, the Company had a negative working capital of $7,017 and a deficit accumulated during the development stage of $18,017 at December 31, 2007 and had a net loss and cash used in operations of $18,017 and $3,515 for the period from August 21, 2007 (inception) through December 31, 2007, respectively, and earned no revenues since inception.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – PREPAID EXPENSE

On August 30, 2007, the Company acquired, from Blink Simulation, Inc., a patent application covering certain advances in EDA systems (Patent Application Number: 11/840,175), in exchange for $5,000.

NOTE 5 – STOCKHOLDER’S DEFICIT

Sale of common stock

The Company was incorporated on August 21, 2007. Upon the formation, the Company issued 2,500,000 shares of its common stock to its founder at a price of $0.0044 per share.

NOTE 5 – INCOME TAXES

At December 31, 2007, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $18,017 that may be offset against future taxable income through 2027. No tax benefit has been reported with respect to this net operating loss carry-forward in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $2,700 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forward is fully offset by a valuation allowance.

Deferred tax assets consist primarily of the tax effect of the NOL carry-forward. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance of approximately $2,700 has been provided for the period from August 21, 2007 (inception) through December 31, 2007.

Components of deferred tax assets as of December 31, 2007 are as follows:

Net deferred tax assets – Non-current:
Expected Federal income tax benefit from NOL carry-forward	$2,700

Less valuation allowance	(2,700)
Deferred tax assets, net of valuation allowance	$-

The reconciliation of the effective income tax rate to the federal statutory rate for the period from August 21, 2007 (inception) through December 31, 2007

Federal income tax rate	15.0%
Change in valuation allowance on net operating loss carry-forwards	(15.0)%
Effective income tax rate	0.0%

NOTE 6 – RELATED PARTY TRANSACTION

The Company has been provided office space by its Chief Executive Officer at no cost.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our directors, or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$4.72

Accounting fees and expenses	10,000.00

Legal fees and expenses	7,500.00

Total:	$17,504.72

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof. No advertising or general solicitation was employed in offering the securities. All recipients had adequate access, through their relationships with us, to information about us.

On August 21, 2007, we sold 2,500,000 shares of our common stock to Michael Korsinsky, our President and Chief Executive Officer, in consideration for the payment of an aggregate of $11000,

Item 27. Exhibits

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation of the Company

3.2	By-Laws of the Company

3.3	Form of Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

10.1	Patent Sale and Assignment, dated August 30, 2007 between the Company and Blink Simulation, Inc.

23.1	Consent of Li & Company, PC

23.2	Consent of legal counsel (see Exhibit 5.1)

Item 28. Undertakings

The undersigned registrant hereby undertakes to:

(a)

(1)

 File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2)

 For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

 For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)

 That, for the purpose of determining liability under the Securities Act to any purchaser:

(2)

 If the registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 31, 2008.

PARTITION DESIGN, INC.

By: Name:	/s/ Michael Korsinsky Michael Korsinsky
Title:	President and Chief Executive Officer & Director (Principal Executive, Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Michael Korsinsky Michael Korsinsky	President, Chief Executive Officer, Chief Financial Officer, Secretary & Director (Principal Executive, Financial and Accounting Officer)	January 31, 2008

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